UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 28, 2008

Auxilium Pharmaceuticals, Inc.

(Exact Name of Registrant Specified in Charter)

Delaware	000-50855	23-3016883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Valley Stream Parkway
Malvern, PA	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 321-5900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

As previously reported, on December 31, 2004, Auxilium Pharmaceuticals, Inc. (the “Company”) entered into an Agreement of Lease (the “Original Lease”) with Liberty Property Limited Partnership (the “Landlord”), pursuant to which the Company leased a building located at 40 Valley Stream Parkway, Malvern, Pennsylvania (the “40 VSP Space”). The 40 VSP Space consists of approximately 31,092 rentable square feet of space and serves as the Company’s corporate headquarters.

On June 1, 2006, the Company entered into a First Amendment to Agreement (the “First Amendment”) with Landlord pursuant to which the Company leased space at 50 Valley Stream Parkway, Malvern, Pennsylvania (the “Initial 50 VSP Space”). The Initial 50 VSP Space consists of approximately 16,054 rentable square feet of space and serves as additional offices and training space for the Company.

On February 22, 2008, the Company entered into a Second Amendment to Agreement of Lease (the “Second Amendment”) with the Landlord pursuant to which the Company will lease additional space in a building located at 50 Valley Stream Parkway, Malvern, Pennsylvania (the “Additional 50 VSP Space”). The Additional 50 VSP Space consists of approximately 14,946 rentable square feet of space and will serve as additional offices and training space for the Company. The following is a summary of certain terms of the Second Amendment.

Pursuant to the Second Amendment, the Original Lease, as amended by the First and Second Amendment (the “Lease”) terminates on December 31, 2013. Thereafter, the Company has an option to extend the Lease term for two additional five-year periods.

Effective February 1, 2008, the Company’s total monthly base rent payments to the Landlord under the Lease will be as follows:

Lease Year	Monthly
2/01/08 - 5/31/08	$54,908.66
6/01/08 - 12/31/08	$74,836.66
1/01/09 - 12/31/09	$77,030.95
1/01/10 - 12/31/10	$79,225.23
1/01/11 - 12/31/11	$81,419.51
1/01/12 - 12/31/12	$83,613.80
1/01/13 - 12/31/13	$95,725.17

In addition to its rent obligations, the Company will be responsible for certain costs and charges specified in the Lease, including but not limited to certain operating expenses and utility expenses.

Pursuant to the Second Amendment, the Company is granted the right to request additional expansion space from the Landlord to commence on the 82nd month of the Lease term (April 2012). At the Landlord’s election, the additional expansion space may take the form of either (a) at least 80,000 total rentable square feet of space in a single building of comparable quality with comparable visibility to the 40 VSP Space, or (b) at least 80,000 total non-contiguous rentable square feet of space comprising the current rented spaces and a third building in the same geographic area (“Acceptable Expansion Building(s)”). The Company and Landlord shall negotiate in good faith the terms of a lease for the Acceptable Expansion Building having a term of not less than five years with rents at then-market rates. If a definitive lease for an Acceptable Expansion Building is entered into with the Landlord, the Landlord will terminate the Lease at no penalty or cost to the Company for early termination provided there is no then-continuing event of default under the Lease. If the Landlord does not have an Acceptable Expansion Building, the Landlord must permit the Company to terminate the Lease at the end of the 81st month (March 2012). However, the Company will be obligated to pay to the Landlord the balance of the Landlord’s unamortized Lease transaction costs in exchange for such early termination. Except as varied by the Second Amendment, the Original Lease, as amended by the First Amendment, remains in full force and effect.

The foregoing is a summary description of certain terms of the Second Amendment and, by its nature, is incomplete. It is qualified in its entirety by the text of the Second Amendment attached as Exhibit 99.1 to this Current Report on Form 8-K, the First Amendment filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on August 9, 2006 and the Original Lease filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed January 6, 2005 each of which is incorporated herein by reference. All readers are encouraged to read the entire text of the Second Amendment, the First Amendment and the Original Lease.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

(a) Creation of a Direct Financial Obligation.

The description of the Second Amendment in “Item 1.01. Entry into a Material Definitive Agreement of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference. Such description is a summary of certain terms of the Second Amendment and, by its nature, is incomplete. It is qualified in its entirety by the text of the Second Amendment attached as Exhibit 99.1 to this Current Report on Form 8-K, the First Amendment filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on August 9, 2006 and the Original Lease filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed January 6, 2005 each of which is incorporated herein by reference. All readers are encouraged to read the entire text of the Second Amendment, the First Amendment and the Original Lease.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Agreement of Lease, dated December 31, 2004, between Liberty Property Limited Partnership, as landlord, and Auxilium Pharmaceuticals, Inc., as tenant, as amended by the First Amendment to Agreement of Lease, dated as of June 1, 2006, by and between Auxilium Pharmaceuticals, Inc. and Liberty Property Limited Partnership and the Second Amendment to Agreement of Lease, dated February 22, 2008, between Auxilium Pharmaceuticals, Inc. and Liberty Property Limited Partnership.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AUXILIUM PHARMACEUTICALS, INC.

Date: February 28, 2008	By:	/s/ Jennifer Evans Stacey
Jennifer Evans Stacey, Esq.
Executive Vice President, General Counsel, Human Resources and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Agreement of Lease, dated December 31, 2004, between Liberty Property Limited Partnership, as landlord, and Auxilium Pharmaceuticals, Inc., as tenant, as amended by the First Amendment to Agreement of Lease, dated as of June 1, 2006, by and between Auxilium Pharmaceuticals, Inc. and Liberty Property Limited Partnership and the Second Amendment to Agreement of Lease, dated February 22, 2008, between Auxilium Pharmaceuticals, Inc. and Liberty Property Limited Partnership.